UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2022

NRI Real Estate Investment and Technology, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-56395	87-1031361
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

1340 South Dixie Highway, Suite 612, Coral Gables, Florida 33146
(Address of principal executive offices) (Zip Code)

(305) 259-9928

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Limited Partnership Agreement

NRI Real Estate Investment and Technology, Inc., a Maryland corporation (“we,” “us,”, “our” or the “Company”), entered into an Amended and Restated Limited Partnership Agreement (the “Amended and Restated Partnership Agreement”) of NRI Real Token LP (the “Operating Partnership”), as of September 30, 2022, with NRI Real Token Thesis LLC, a Delaware limited liability company (“NRI Thesis”) and the limited partners of NRI Real Token LP, for the purpose of amending the Limited Partnership Agreement of NRI Real Token LP, dated November 19, 2021, as amended by the First Amendment to Limited Partnership Agreement on April 11, 2022 which designated a series of preferred units in the Operating Partnership (collectively, the “Original Partnership Agreement”) to (i) assign all the rights and obligations of NRI Thesis, as a general partner of the Operating Partnership, to the Company and convert the general partnership interest held by NRI Thesis into a limited partnership interest, and (ii) redesignate the “Special GP Interest” (as such term is defined in the Original Partnership Agreement) as the “Special OP Units” as set forth in the Amended and Restated Partnership Agreement. The effect of this amendment and restatement of the Original Partnership Agreement is to make the Company the sole general partner of the Operating Partnership with the full, complete and exclusive discretion of manage and control the business of the Operating Partnership.

The Amended and Restated Partnership Agreement otherwise retains all material terms of the Original Partnership Agreement.

Amended and Restated Advisory Agreement

The Company entered into an Amended and Restated Advisory Agreement (the “Amended and Restated Advisory Agreement”), as of September 30, 2022, with NRI Real Token Advisors LLC, a Delaware limited liability company (“NRI Advisors”), and the Operating Partnership for the purpose of amending the Advisory Agreement, dated November 19, 2021 (the “Original Advisory Agreement”) in order to remove NRI Thesis as a party to the Original Advisory Agreement due to the conversion of its general partnership interest in the Operating Partnership to a limited partnership interest and the vesting of the full, complete and exclusive discretion of manage and control the business of the Operating Partnership in the Company. The signature of NRI Thesis on the Amended and Restated Advisory Agreement acknowledges its agreement to these changes to the Original Advisory Agreement.

The Amended and Restated Advisory Agreement otherwise retains all material terms of the Original Advisory Agreement.

The foregoing descriptions of the Amended and Restated Partnership Agreement and the Amended and Restated Advisory Agreement is only a summary and is qualified in its entirety by reference to the full text of the Amended and Restated Partnership Agreement and Amended and Restated Advisory Agreement, which is filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 30, 2022, the Company amended and restated the Amended and Restated Bylaws of the Company (the “Second A&R Bylaws”), effective as of September 30, 2022. The Company amended Section 7 of the Second A&R Bylaws to correctly reference the Amended and Restated Advisory Agreement.

The A&R Bylaws otherwise retains all material terms of the Company’s prior Amended and Restated Bylaws in effect.

The foregoing description of the Second A&R Bylaws is only a summary and is qualified in its entirety by reference to the full text of the Second A&R Bylaws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
3.1	Second Amended & Restated Bylaws of the Company, effective September 30, 2022
10.1*	Amended and Restated Limited Partnership Agreement of NRI Real Token LP, as of September 30, 2022, by and among the Company, NRI Real Token Thesis LLC and the limited partners
10.2	Amended and Restated Advisory Agreement, as of September 30, 2022, by and among the Company, NRI Real Token Advisors LLC and NRI Real Token LP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Pursuant to Item 601(a)(5) of Regulation S-K, schedules and similar attachments to this exhibit have been omitted because they do not contain information material to an investment or voting decision and such information is not otherwise disclosed in such exhibit. The Company will supplementally provide a copy of any omitted schedule or similar attachment to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NRI REAL ESTATE INVESTMENT AND TECHNOLOGY, INC.

Date: October 6, 2022	By:	/s/ Brent Reynolds
		Name:	Brent Reynolds
		Title:	Chief Executive Officer, President and Director

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